LIMITED POWER OF ATTORNEY



	KNOW ALL MEN BY THESE PRESENTS, that the undersigned has constituted, made and appointed, and by these presents does make, constitute and appoint, Oliver D. Creekmore or Elizabeth T. Beale his or her true and lawful Attorney-in-Fact, who may do for the undersigned and on his or her behalf all of the following:

1.

	To execute and deliver any filings made with respect to the undersigned under Section 16 of the Securities Exchange Act of 1934, as amended, as filed relating to the securities of CNB
Bancorp, Inc., a Virginia corporation.

2.

	To do, execute and perform any other act, matter or thing whatsoever that ought to be done, executed and performed, or in the opinion of the Attorney-in-Fact ought to be done, executed or performed, in or about the performance of the foregoing powers set forth in paragraph 1 hereof.

3.

	All parties dealing with the undersigned Attorney-in-Fact in connection with said powers under paragraph 1 may rely fully upon his power and authority herein to act for the undersigned and on his or her behalf and in his or her name, and such parties shall be fully protected in so acting, prior to their receipt of notice of any termination hereof by operation of law or otherwise and to such effect the undersigned are hereby bound.

	The undersigned has ratified and confirmed, and by these presents does hereby ratify and confirm, that the Attorneys-in-
Fact appointed hereby may lawfully do by virtue hereof.


	IN WITNESS WHEREOF, the undersigned has granted this Limited Power of Attorney as of the 6th day of June, 2006.


Signature: /s/ Brenton D. Burgess


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